Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of EZGO Technologies Ltd. and Subsidiaries (the “Company”) of our report dated January 27, 2022, relating to our audit of the consolidated financial statements of the Company as of and for the fiscal year ended September 30, 2021, appearing in the Prospectus, which is part of this Registration Statement.

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.

Houston, Texas May 27, 2022